Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-19224, 333-187310, 333-179987, 333-165276, 333-159075, 333-145764, 333-138461, 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) and on Form S-3 (333 125640) of BroadVision, Inc. of our report dated March 14, 2014 relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc. included in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

March 14, 2014